UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2025

BREEZE HOLDINGS ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39718	85-1849315
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification Number)

955 W. John Carpenter Freeway, Suite 100-929
Irving, TX 75039

(Address of principal executive offices)

(888) 273-9001

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BRZH	OTCQX tier of the OTC Markets Group Inc.
Rights exchangeable into one-twentieth of one share of common stock	BRZHR	OTCQB tier of the OTC Markets Group Inc.
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per whole share	BRZHW	OTCQB tier of the OTC Markets Group Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

A Special Meeting of Stockholders (the “Special Meeting”) of Breeze Holdings Acquisition Corp. (the “Company”) was held via webcast on August 14, 2025, at 10:00 a.m. Eastern Time. The number of shares of common stock that voted on matters presented at the Special Meeting was 3,128,495, representing 93.0% of the 3,364,413 shares of common stock issued and outstanding, and entitled to vote as of July 11, 2025, the record date for the Special Meeting.

Each of the proposals described below was approved by the Company’s stockholders of record. In connection with the special meeting, 49,715 shares of the Company’s common stock were redeemed (the “Redemption”), with 3,314,698 shares of Common Stock remaining outstanding after the Redemption; 224,413 shares of Common Stock remaining outstanding after the Redemption are shares issued in connection with our initial public offering (the “Public Shares”).

The following is a list of matters considered and approved by the Company’s stockholders at the Special Meeting:

1.	The Business Combination Proposal — At the meeting, the vote to consider and adopt the Merger Agreement and Plan of Reorganization, dated September 24, 2024 (as may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among (i) Breeze, (ii) YD Bio Limited, a Cayman Islands exempted company (“Pubco”), (iii) Breeze Merger Sub, Inc., a Delaware corporation and which will be a direct, wholly-owned subsidiary of Pubco (“Breeze Merger Sub”), (iv) BH Biopharma Merger Sub Limited, a Cayman Islands exempted company (“Company Merger Sub,” with Company Merger Sub and Breeze Merger Sub together referred to herein as the “Merger Subs”), and (v) YD Biopharma Limited, a Cayman Islands exempted company (“YD Biopharma”), was as follows:

Votes For:	3,127,474	Votes Against:	1,000	Votes Withheld:	21

2.	The Charter Proposal — At the meeting, the vote to consider and vote upon a proposal to approve and adopt the proposed second amended and restated memorandum and articles of association of Pubco, was as follows:

Votes For:	3,127,474	Votes Against:	1,000	Votes Withheld:	21

3.	The Advisory Charter Proposals — To consider and vote upon, on a non-binding advisory basis, proposals to approve certain provisions contained in the Proposed Charter which differ from the provisions of the Existing Charter, presented separately in accordance with the United States Securities and Exchange Commission (“SEC”) requirements (the “Advisory Charter Proposals”) (Proposal No. 3).

Advisory Charter Proposal 3(a) — To provide that Pubco shall have an authorized share capital of 500,000,000 Ordinary Shares, par value US$0.0001 per share.

Votes For:	3,127,481	Votes Against:	1,010	Votes Withheld:	4

Advisory Charter Proposal 3(b) — To provide that any amendment to the Proposed Charter will require the approval of the holders of at least a two-third majority of the votes cast by, or on behalf of the shareholders who (being entitled to do so) vote in person or by proxy at the general meeting of Pubco.

Votes For:	3,127,126	Votes Against:	1,364	Votes Withheld:	5

Advisory Charter Proposal 3(c) — To remove the blank check provisions from the Existing Charter.

Votes For:	3,127,490	Votes Against:	1,005	Votes Withheld:	0

Advisory Charter Proposal 3(d) — To change the classification of the Pubco Board from two classes to three classes, with each class elected for a staggered term, as well as with each class consisting, as nearly as may be possible, of one third of the total number of directors constituting the whole board.

Votes For:	3,127,091	Votes Against:	1,374	Votes Withheld:	30

4.	The Incentive Plan Proposal — At the meeting, the vote to consider and vote upon the Pubco Incentive Plan, a copy of which is attached to the proxy statement/prospectus as Annex C (Proposal No. 4), was as follows:

Votes For:	3,125,277	Votes Against:	2,393	Votes Withheld:	825

5.	The Redemption Limitation Amendment Proposal — At the meeting, the vote to consider and vote upon a proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended to date, in the form set forth in Annex G to the accompanying proxy statement/prospectus, to eliminate the limitation that Breeze, or any entity that succeeds Breeze as a public company, may not redeem Company Shares (as defined therein) in an amount that would cause the net tangible assets of Breeze, or any entity that succeeds Breeze as a public company, to be less than $5,000,001 (the “Redemption Limitation”) (Proposal No. 5), was as follows:

Votes For:	3,128,464	Votes Against:	10	Votes Withheld:	21

Item 8.01. Other Events.

Attached hereto as Exhibit 99.1, and filed herewith, is a copy of the Company’s press release regarding the matters described in Item 5.07 of this Current Reporting on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Breeze Holdings Acquisition Corp. dated August 15, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREEZE HOLDINGS ACQUISITION CORP.

By:	/s/ J. Douglas Ramsey
Name:	J. Douglas Ramsey
Title:	Chief Executive Officer and Chief Financial Officer

Dated: August 15, 2025

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